Exhibit 99.1

Media Contact:	Investor Contact:

JoAnna Schooler	Sujal Shah
610-712-1746 (office)	610-712-5471 (office)
908-283-4060 (cellular)	sujal@agere.com
jschooler@agere.com
AGERE SYSTEMS REPORTS RESULTS FOR THE THIRD QUARTER OF FISCAL YEAR 2005
— Revenues grow sequentially with a GAAP gross margin of 43 percent and a 52 percent pro forma gross margin
— Company posts GAAP net income of $0.66 per share, including a $120 million tax benefit, and pro forma net income of $0.24 per share
— Closure of the company’s Orlando silicon wafer manufacturing facility to be completed by Sept. 30, 2005
FOR RELEASE: TUESDAY, JULY 26, 2005
     ALLENTOWN, Pa. — Agere Systems (NYSE: AGR) today reported that revenues for the third quarter of fiscal 2005, ended June 30, were $433 million, at the high end of the guidance range provided by the company in April. The company’s revenues have grown from $417 million in the March quarter and $410 million in the December quarter.
     The company reported GAAP gross profit of $185 million or 43 percent of revenue, GAAP operating income of $3 million or 1 percent of revenue and GAAP net income of $120 million or $0.66 per share. GAAP net income includes a $120 million benefit resulting from the reversal of a tax contingency and $38 million in restructuring related costs included in gross profit — primarily additional depreciation related to the planned closure of the Orlando facility. It also includes $8 million in net restructuring and other non-recurring charges, $1 million of amortization of acquired intangible assets and a $4 million gain on the sale of operating assets. In the March quarter, Agere reported GAAP gross margins of 37 percent, a GAAP operating loss of $79 million and a GAAP net loss of $68 million, or $0.38 per share. The GAAP net loss in the March quarter included purchased in-process R&D charges of $55 million related to the acquisition of Modem-Art, Ltd., $33 million in net restructuring charges and related costs, and a $22 million benefit resulting from the reversal of a tax contingency. All per-share amounts reflect the 1-for-10 reverse stock split and share reclassification that the company completed on May 27, 2005.

 2
     On a pro forma basis, the company exceeded its long-term operating model in the June quarter by achieving a pro forma gross margin of 52 percent. In addition, pro forma operating income was $46 million or 11 percent of revenue, and pro forma net income was $43 million or $0.24 per share, which is equal to 10 percent of revenue. In the March quarter, the company reported a pro forma gross margin of 44 percent, pro forma operating income of $10 million and a pro forma net loss of $1 million, or breakeven per share.
     Pro forma financial measures exclude gain or loss from the sale of, and income or loss from, discontinued operations; restructuring-related charges included in costs — primarily increased depreciation; certain other non-cash charges including equity compensation; net restructuring and other charges; purchased in-process research and development charges, amortization of acquired intangible assets, net gain or loss from the sale of operating assets, certain tax adjustments, cumulative effect of accounting changes, and certain nonrecurring charges.
     The company’s cash flow from operating activities, less capital expenditures, was a net outflow of $4 million. Cash in excess of total debt was $250 million, which is an increase of $6 million from the March quarter. In the June quarter, the company repaid $55 million of debt including the repurchase of $38 million of outstanding convertible notes. As of the end of June, Agere’s cash balance was $626 million, with $376 million in total debt.
     In addition, Agere is announcing plans to complete the closure of its Orlando wafer fabrication facility by Sept. 30, 2005. Previously, the company had announced its intention to close the facility by Dec. 31, 2005, as part of its business restructuring measures. At present, 545 employees work in the facility.
     “Our results this quarter are a significant step toward achieving our operating model goals as we achieved a quarterly pro forma gross margin of 52 percent and operating income margin of 11 percent,” said John Dickson, president and CEO, Agere Systems. “The closure of our facility in Orlando represents the last major step in the restructuring efforts we have undertaken.”

 3
Revenue by Operating Segment

	Quarter Ended
	Jun 30	Mar 31	Jun 30
	2005	2005	2004
Consumer Enterprise segment:
Storage	$146	$150	$133
Mobility	100	89	154
Enterprise and Networking	118	113	127

Consumer Enterprise segment	364	352	414
Telecommunications segment	69	65	81

	$433	$417	$495
Each operating segment includes revenue from the licensing of intellectual property.
Product and Customer Highlights
     Recent company highlights include:
•	Extension of its agreement with SIRIUS Satellite Radio to co-develop and manufacture chipsets for satellite radio receiver products. With this agreement, Agere will deliver chipsets that will be integrated into some of SIRIUS’ new digital radio products as early as the fall of 2006. This new IC platform will leverage SIRIUS-designed technology with Agere’s expertise and unique set of complementary technologies to expand the breadth of products in the rapidly growing satellite radio industry. Since 1999, Agere has worked closely with SIRIUS to develop silicon for SIRIUS’ satellite radio receiver products.

•	Introduction of a Gigabit Ethernet chip solution for switches that streamlines today’s data networks into more intelligent converged solutions delivering voice, video and data traffic.

•	Announcement of several new wireless access solutions as part of the TrueAdvantage™ product family. These solutions feature new technology that simultaneously supports current and future wireless systems over a single network. Agere’s platform incorporates protocols required for 2.5G and 3G networks on a single device. In addition, NEC has selected Agere’s TrueAdvantage solution, including Agere’s network processor chips, for use in its wireless access equipment.

•	Introduction of the next-generation, higher-performance APP600 network processor chip. Operating at 5 gigabits per second, this chip features significant architectural enhancements that enable easy network upgrades as well as hardware and software compatibility with previous generation solutions. In

 4
addition, Agere has developed new network processor software that protects against service interruptions due to network outages.

•	Announcement of new media server chips that support faster, higher-bandwidth capabilities in homes and small businesses. Designed for digital media servers and network-attached storage devices, Agere’s chips accelerate the speed at which multimedia files can be accessed and stored, offering data transfer rates of up to 1 gigabit per second. With Agere’s chips, set-top boxes and media servers will have the ability to stream HDTV on multiple TV sets simultaneously without any decline in performance.
Outlook
     In the September quarter, the company expects to report revenues in the range of $420 million to $445 million. The company expects GAAP net income to be in the range of a loss of $0.21 to $0.27 per share. Pro forma net income is expected to be in the range of $0.06 to $0.12 per share.
Earnings Webcast
     Agere Systems will host a conference call today at 8:30 a.m. EDT to discuss its financial results and outlook. To listen to the conference call via the Internet, visit http://www.agere.com/webcast. Subsequent to the conference call, a replay will be available at the same web address. Supplemental financial information is also available on the company’s website at http://www.agere.com/webcast.
     Agere Systems is a global leader in semiconductors for storage, wireless data, and public and enterprise networks. The company’s chips and software power a broad range of computing and communications applications, from cell phones, PCs, PDAs, hard disk drives and gaming devices to the world’s most sophisticated wireless and wireline networks. Agere’s customers include top manufacturers of consumer electronics, communications and computing equipment. Agere’s products connect people to information and entertainment at home, at work and on the road — enabling the connected lifestyle.
###
Agere is a registered trademark, and Agere Systems, the Agere Systems logo and TrueAdvantage are trademarks of Agere Systems Inc.
This release contains forward-looking statements based on information currently available to Agere. Agere’s actual results could differ materially from the results stated or implied by those forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, our reliance on major customers and suppliers, our ability to keep pace with technological change, our dependence on new

 5
product development, price and product competition, availability of manufacturing capacity, customer demand for our products and services, and general industry and market conditions. For a further discussion of these and other risks and uncertainties, see our annual report on Form 10-K for the fiscal year ended September 30, 2004, and our quarterly report on Form 10-Q for the quarter ended March 31, 2005. Agere disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Agere Systems Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in millions except per share amounts)

	Quarter Ended			Nine Months Ended
	Jun 30	Mar 31	Jun 30	Jun 30	Jun 30
	2005	2005	2004	2005	2004

Revenue	$433	$417	$495	$1,260	$1,473
Costs	248	263	267	785	806

Gross profit — $	185	154	228	475	667
Gross profit — %	42.7%	36.9%	46.1%	37.7%	45.3%
Operating Expenses
Selling, general and administrative	65	60	64	180	210
Research and development	119	113	131	351	378
Amortization of acquired intangible assets	1	3	2	5	5
Purchased in-process research and development	—	55	—	55	13
Restructuring and other charges — net	1	4	11	19	65
(Gain) Loss on sale of operating assets — net	(4)	(2)	(3)	(8)	(3)

Total operating expenses	182	233	205	602	668

Operating Income (Loss)	3	(79)	23	(127)	(1)
Other income (expense) — net	4	3	(1)	5	4
Interest expense	6	8	11	22	33

Income (Loss) before income taxes	1	(84)	11	(144)	(30)
(Benefit) Provision for income taxes	(119)	(16)	9	(129)	(67)

Net Income (Loss)	$120	$(68)	$2	$(15)	$37

Basic income (loss) per share	$0.66	$(0.38)	$0.01	$(0.09)	$0.22

Weighted average shares outstanding—basic (in millions)	181	175	172	177	171

Diluted income (loss) per share	$0.66	$(0.38)	$0.01	$(0.09)	$0.21

Weighted average shares outstanding—diluted (in millions)	181	175	173	177	173

Agere Systems Inc.
Unaudited Pro Forma Results of Operations
(Dollars in millions except per share amounts)

	Quarter Ended			Nine Months Ended
	Jun 30	Mar 31	Jun 30	Jun 30	Jun 30
	2005	2005	2004	2005	2004

Revenue:
Consumer Enterprise:
Storage	$146	$150	$133	$462	$480
Mobility	100	89	154	272	396
Enterprise and Networking	118	113	127	335	393

Consumer Enterprise	364	352	414	1,069	1,269
Telecommunications	69	65	81	191	204

Total Revenue	433	417	495	1,260	1,473

Pro Forma Gross Profit — $
Consumer Enterprise	172	137	168	449	526
Telecommunications	51	46	60	139	148

Pro Forma Gross Profit — $	223	183	228	588	674

Pro Forma Gross Profit — %
Consumer Enterprise	47.3%	38.9%	40.6%	42.0%	41.4%
Telecommunications	73.9%	70.8%	74.1%	72.8%	72.5%
Pro Forma Gross Profit — %	51.5%	43.9%	46.1%	46.7%	45.8%

Operating Expenses Included in Pro Forma Results
Pro forma Selling, general and administrative	58	60	64	173	210
Research and development	119	113	131	351	378

Total Pro Forma Operating Income (Loss)	46	10	33	64	86
Other income (expense) — net	4	3	(1)	5	4
Interest expense	6	8	11	22	33
Pro Forma provision for income taxes	1	6	11	13	14

Pro Forma Net Income (Loss)	$43	$(1)	$10	$34	$43

Pro Forma Net Income (Loss) per share	$0.24	$(0.00)	$0.06	$0.20	$0.24

Weighted average shares outstanding—basic (in millions)	181	175	172	177	171

Weighted average shares outstanding—diluted (in millions)	181	175	173	177	173

Reconciliation of Pro Forma Gross Profit — $ to Gross Profit — $
Pro Forma Gross Profit — $	$223	$183	$228	$588	$674
Restructuring related charges, including increased depreciation	38	29	—	113	7

Gross Profit — $	$185	$154	$228	$475	$667

Reconciliation of Pro Forma Gross Profit — % to Gross Profit — %
Pro Forma Gross Profit — %	51.5%	43.9%	46.1%	46.7%	45.8%
Restructuring related charges, including increased depreciation	(8.8)%	(7.0)%	—	(9.0)%	(0.5)%

Gross Profit — %	42.7%	36.9%	46.1%	37.7%	45.3%

Reconciliation of Pro Forma Selling, general & administrative to Selling, general & administrative
Pro Forma Selling, general & administrative	$58	$60	$64	$173	$210
Expenses related to reverse stock split and loss from default on guarantee	7	—	—	7	—

Selling, general & administrative	$65	$60	$64	$180	$210

Reconciliation of Pro Forma Operating Income (Loss) to Operating Income (Loss)
Pro Forma Operating Income (Loss)	$46	$10	$33	$64	$86
Restructuring related charges, including increased depreciation	38	29	—	113	7
Amortization of acquired intangible assets	1	3	2	5	5
Purchased in-process research and development	—	55	—	55	13
Restructuring and other charges — net	1	4	11	19	65
Expenses related to reverse stock split and loss from default on guarantee	7	—	—	7	—
(Gain) loss on sale of operating assets — net	(4)	(2)	(3)	(8)	(3)

Operating Income (Loss)	$3	$(79)	$23	$(127)	$(1)

Reconciliation of Pro Forma provision for income taxes to (Benefit) provision for income taxes
Pro Forma provision for income taxes	$1	$6	$11	$13	$14
Reversal of tax contingencies	120	22	2	142	81

(Benefit) provision for income taxes	$(119)	$(16)	$9	$(129)	$(67)

Reconciliation of Pro Forma Net Income (Loss) to Net Income (Loss)
Pro Forma Net Income (Loss)	$43	$(1)	$10	$34	$43
Restructuring related charges, including increased depreciation	38	29	—	113	7
Amortization of acquired intangible assets	1	3	2	5	5
Purchased in-process research and development	—	55	—	55	13
Restructuring and other charges — net	1	4	11	19	65
Expenses related to reverse stock split and loss from default on guarantee	7	—	—	7	—
(Gain) loss on sale of operating assets — net	(4)	(2)	(3)	(8)	(3)
Reversal of tax contingencies	120	22	2	142	81

Net Income (Loss)	$120	$(68)	$2	$(15)	$37

Agere Systems Inc.
Unaudited Pro Forma Operating Margin — %
(Dollars in Millions)

Quarter Ended
Jun 30
2005

Reconciliation of Pro Forma Operating Margin — % to Operating Margin — %
Pro Forma Operating Margin — %	11%
Restructuring related charges, including increased depreciation	9%
Amortization of acquired intangible assets	0%
Purchased in-process research and development	0%
Restructuring and other charges — net	0%
Expenses related to reverse stock split and loss from default on guarantee	2%
(Gain) loss on sale of operating assets — net	-1%

Operating margin — %	1%

Agere Systems Inc.
Unaudited Condensed Consolidated Balance Sheets
(Millions)

	Jun 30	Mar 31
	2005	2005

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$626	$675
Cash held in trust	6	6
Trade receivables	232	209
Inventories	124	123
Other current assets	32	40

TOTAL CURRENT ASSETS	1,020	1,053
Property, plant and equipment — net	529	577
Goodwill	196	196
Acquired intangible assets — net	10	11
Other assets	141	141

TOTAL ASSETS	$1,896	$1,978

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$179	$178
Short-term debt	4	16
Other current liabilities	296	438

TOTAL CURRENT LIABILITIES	479	632
Long-term debt	372	415
Other liabilities	503	516

TOTAL LIABILITIES	1,354	1,563

STOCKHOLDERS’ EQUITY	542	415

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,896	$1,978

Agere Systems Inc.
Unaudited Net Income (Loss) Per Share Guidance

Quarter Ending
Sept 30
2005

Reconciliation of Pro Forma Net Income (Loss) Per Share to Net Income (Loss) Per Share

Pro Forma Net Income (Loss) (High End of Range)	$0.12
Pro Forma Net Income (Loss) (Low End of Range)	$0.06

Less: Restructuring related charges included in costs, primarily increased depreciation	0.29
Restructuring and other charges — net	0.04
Amortization of acquired intangible assets	0.00
Expenses associated with reverse stock split	0.00
(Gain) loss on sale of operating assets — net	0.00

0.33

Net Income (Loss) (High End of Range)	($0.21)
Net Income (Loss) (Low End of the Range)	($0.27)